UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 5, 2021

CCF HOLDINGS LLC

(Exact name of registrant as specified in its charter)

Delaware	333-231069	83-2704255
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5165 Emerald Parkway, Suite 100
Dublin OH 43017
(Address of principal executive offices) (Zip code)

800-837-0381
(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Securities Registered pursuant to Section 12(b) of the Act: none

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

◻   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

◻   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

◻   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

◻   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Securities Registered pursuant to Section 12(b) of the Act: none

Emerging growth company ⌧

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ◻

Item 7.01 Regulation FD Disclosure

Notice of Redemption

On March 5, 2021, CCF Holdings LLC, a Delaware limited liability company (the “Company”) issued a “notice of redemption (the “Notice”) pursuant to the Indenture (10.75% PIK Notes due 2023) dated December 12, 2018 (the “Indenture”). The Notice contemplates that all outstanding PIK Notes issued pursuant to the Indenture will be redeemed by the issuance of Class A Units in respect of such PIK Notes. This redemption is expected to occur on March 22, 2021 but is conditioned upon the consummation of the refinancing transaction described below.

The foregoing description of the Notice is qualified in its entirety by reference to the text of the Notice, which is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information furnished in Item 7.01 of this Form 8-K and in Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended or the Securities Exchange Act of 1934, as amended, except as expressly set forth by specific reference in such a filing.

Item 8.01 Other Events

Refinancing Transaction Update

As previously reported, on November 19, 2020 CCF Holdings LLC (“CCF”), executed a non-binding letter of intent (the “LOI”) with an unaffiliated third-party lender (the “LOI Counterparty”) for a new financing (the “Refinancing”) to be provided to a subsidiary of CCF, CCF OpCo LLC (“CCF OpCo”) by the LOI Counterparty or one of its affiliates (such person, the “Lender”) with a targeted closing date of December 31, 2020 or, as soon as reasonably practicable thereafter. The LOI also provided for purchase of preferred equity in CCF by an affiliate of the LOI Counterparty. Negotiation and documentation have proceeded on the basis of the terms and conditions described in the LOI. Significant progress has been made towards that closing and, as of March 5, 2021, no material deviation from the terms and conditions of the proposed transaction in the LOI is contained in any of the draft documentation. The transaction is expected to close on March 23, 2021, subject to the completion of the redemption described above and other customary closing matters.

Item 9.01 Financial Statements and Exhibits

99.1 Notice of Redemption, dated March 5, 2021

Certain statements contained in this current report may constitute "forward-looking statements" within the meaning of federal securities laws. Although we believe that the current views and expectations reflected in these forward-looking statements are reasonable, those views and expectations and the related statements are inherently subject to risks, uncertainties, and other factors, many of which are not under our control and may not even be predictable. In particular, the closing of the Refinancing and the issuance of the preferred is subject to the satisfaction of certain conditions specified in the LOI, including the completion of due diligence by the LOI Counterparty, the negotiation of definitive documentation and the receipt by CCF of certain approvals. There can be no assurance that the transactions contemplated by the LOI will close on the expected timeline and with the terms described in this report or at all. The forward-looking statements included herein speak only as of the date hereof, and CCF undertakes no responsibility to update them.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CCF Holdings LLC

Dated: March 5, 2021	By:	/s/ Michael Durbin
Michael Durbin
Executive Vice President, Chief Financial Officer, Chief Administrative Officer, and Treasurer